                                                                       EXHIBIT 2

                          PERFORMANCE WARRANT AGREEMENT

Date of Issuance:  October 17, 2000                                      No. A-1

         FOR VALUE RECEIVED, INDIGO N.V. (the "COMPANY"), hereby grants to [Hewlett-Packard Europe B.V.] (the "WARRANT HOLDER") the right to purchase from the Company up to 12 million shares of the Company's Common Shares, par value NLG 0.04 per share (the "COMMON SHARES") (as adjusted from time to time hereunder, the "WARRANT SHARES"), at an exercise price equal to $6.75 per share (as adjusted from time to time hereunder, the "EXERCISE PRICE"). This warrant (this "WARRANT") is issued pursuant to the terms of the Stock Purchase Agreement, dated as of the date hereof, between the Company and Hewlett-Packard Europe B.V. (the "PURCHASE AGREEMENT"). Certain capitalized terms used herein and not otherwise defined will have the meanings set forth in Section 3 hereof.

         This Warrant is subject to the following provisions:

     Section 1. PERFORMANCE PERIOD, WARRANT SHARES; EXERCISE OF WARRANT.

         1A. PERFORMANCE PERIOD, VESTING OF WARRANT SHARES. The performance period of this Warrant shall be for six years from the Date of Issuance (the "PERFORMANCE PERIOD"). During the Performance Period of this Warrant, the portion of this Warrant representing the right to purchase 2,000,000 Warrant Shares shall vest for each $100 million of cash revenues (including, but not limited to, any margin sharing payment made by HP or any direct or indirect wholly-owned subsidiary of HP (disregarding for the purpose of determining such ownership any capital stock or other interest owned by any other Person for the purpose of complying with the corporate governance laws of any jurisdiction or securities market or exchange or for tax planning purposes)to the Company pursuant to Jericho Agreement and any payments made by HP or any subsidiary of HP to the Company pursuant to the OEM Agreement) generated and paid by HP or any subsidiary of HP to the Company (each, a "VESTING DATE"). The portion of this Warrant not vested at the end of the Performance Period and any rights represented by this Warrant with respect to such portion shall become void and unexercisable.

         1B. EXERCISE PERIOD. The Warrant Holder may exercise, in whole or in part (but not as to a fractional share of Common Shares), the purchase rights represented by the vested portion of this Warrant at any time and from time to time after the respective Vesting Date to and including the earlier of the third anniversary of such Vesting Date or the eighth anniversary of the Date of Issuance (the "EXERCISE PERIOD").

         1C. EXERCISE PROCEDURE.

         (i) The vested portion of this Warrant will be deemed to have been exercised when the Company has received all of the following items (the "EXERCISE TIME"):

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         (a) a completed Exercise Agreement, as described in paragraph 1D below, executed by the Warrant Holder, exercising all or part of the purchase rights represented by this Warrant;

         (b) this Warrant; and

         (c) a check payable to the Company or wire transfer of immediately available funds in an amount equal to the product of the Exercise Price for the portion of this Warrant being exercised multiplied by the number of Common Shares being purchased upon such exercise.

         (ii) Certificates for Common Shares purchased upon exercise of this Warrant will be delivered by the Company or its transfer agent to the Warrant Holder within ten business days after the date of the Exercise Time (or such earlier date, if possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such ten day period (or such earlier period), deliver such new Warrant to the Warrant Holder.

         (iii) The Common Shares issuable upon the exercise of this Warrant will be deemed to have been issued to the Warrant Holder at the Exercise Time, and the Warrant Holder will be deemed for all purposes to have become the record holder of such Common Shares at the Exercise Time.

         (iv) The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the exercise of the Warrant, such number and class of Common Shares issuable upon the exercise of this Warrant. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation.

         1D. EXERCISE AGREEMENT. To exercise any purchase rights under this Warrant, the Exercise Agreement, substantially in the form set forth in EXHIBIT A hereto, shall be executed. Such Exercise Agreement will be dated the actual date of execution thereof.

         1E. FRACTIONAL SHARES. If a fractional share of a Common Share would be issuable upon exercise of the rights represented by this Warrant, the Company will, within twenty business days after the date of the Exercise Time, deliver to the Warrant Holder a check payable to the Warrant Holder, in lieu of such fractional share, in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         Section 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant will be subject to adjustment from time to time as provided in this
Section 2.

         2A. OFF-SET. The number of Common Shares purchasable pursuant to the Acquisition Warrant shall be reduced by the number of Common Shares issuable upon exercise of any vested portion of this Warrant.

         2B. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON SHARES. Except as set forth in Section 2C, if and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with Section 2D is deemed to have issued or sold, any Common Shares for consideration per share less than the Market Price as of the time of such issuance or sale (a "DILUTIVE EVENT"), then forthwith upon the occurrence of any such Dilutive Event, the Exercise Price shall be reduced to the Exercise Price determined by dividing (1) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Event times the number of Common Shares Deemed Outstanding immediately prior to such Dilutive Event, plus (y) the consideration, if any, received by the Company for the total number of such Common Shares so issued or sold, or deemed issued or sold, in such Dilutive Event, by (2) the number of Common Shares Deemed Outstanding immediately after such Dilutive Event. Upon each such adjustment of the Exercise Price hereunder, the number of Common Shares acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         2C. EVENTS NOT CONSIDERED DILUTIVE EVENTS. Notwithstanding anything to the contrary herein, a Dilutive Event shall not include (i) any issuance of Common Shares or Options (as defined below in Section 2D) to acquire Common Shares issued pursuant to the Company's stock option plans or employee stock purchase plans or grants of incentive equity approved in good faith by the Board, (ii) the issuance of Common Shares pursuant to the Purchase Agreement,
(iii) the issuance of the Acquisition Warrant or Common Shares issued or issuable upon conversion of the Acquisition Warrant or (iv) any issuance of Common Shares pursuant to, or upon the conversion of, any existing options, warrants, preferred stock or any other securities of the Company issued prior to the Issuance Date, including without limitation, the Series A Convertible Preferred Shares (each, a "NONDILUTIVE EVENT" and collectively, the "NONDILUTIVE EVENTS").

         2D. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under paragraph 2B, the following shall apply:

         (i) ISSUANCE OF RIGHTS OR OPTIONS. For purpose of this Section 2, if the Company in any manner grants any rights or options to subscribe for or to purchase Common Shares or any securities convertible into or exchangeable for Common Shares, other than pursuant to any Nondilutive Event (such rights or options referred to herein as "OPTIONS" and such convertible or exchangeable stock or securities referred to herein as "CONVERTIBLE SECURITIES"), and the Price Per Share (as defined below) of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price as of the time of the granting of such Options, THEN
(x) the total maximum amount of such Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum number of Convertible Securities issuable upon the exercise of such Options will be deemed to be Common Shares issued and sold by the Company, (y) the consideration received pursuant to such Dilutive Event will equal the Price Per Share times the number of Common Shares so deemed issued and sold by the Company and (z) following such Dilutive Event, the number of Common Shares so deemed issued and sold by the Company shall be included in the Common Shares Deemed Outstanding. For purposes of this Section 2D(i), the "PRICE PER SHARE" will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Shares are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities; PROVIDED, THAT, if such Options expire or lapse without being exercised and/or converted into Common Shares, then the Exercise Price will be readjusted to the Exercise Price which would have been in effect had such expired or lapsed Options not been issued.

         (ii) ISSUANCE OF CONVERTIBLE SECURITIES. For purpose of this Section 2, if the Company in any manner issues or sells any Convertible Securities and the Price Per Share of Common Shares issuable upon conversion or exchange of such Convertible Securities is less than the Market Price as of issuance or sale, THEN (x) the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities will be deemed to be Common Shares issued and sold by the Company, (y) the consideration received pursuant to such Dilutive Event will equal the Price Per Share times the number of Common Shares so deemed issued and sold by the Company and (z) following such Dilutive Event, the number of Common Shares so deemed issued and sold by the Company shall be included in the Common

Shares Deemed Outstanding. For the purposes of this Section 2D(ii), the "PRICE PER SHARE" will be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price will be made when Common Shares are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Exercise Price had been or are to be made pursuant to Section 2D(i) above, no further adjustment of the Exercise Price will be made by reason of such issuance or sale; PROVIDED, THAT, if such Convertible Securities expire or lapse without being exercised and/or converted into Common Shares, then the Exercise Price will be readjusted to the Exercise Price which would have been in effect had such expired or lapsed Convertible Securities not been issued.

         (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible or exchangeable for Common Shares, then the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

         2E. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under paragraphs 2B and 2D, the following shall be applicable:

         (i) CALCULATION OF CONSIDERATION RECEIVED. If any shares of Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received by the Company therefor. If any shares of Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Share, as the case may be, will be the Fair Market Value of such consideration received or to be received, respectively, by the Company, except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Company will be the Market Price thereof as of the date of receipt of such securities. If any Common Shares, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration received therefor, if other than cash, will be deemed to be the Market Price of the securities of the non-surviving corporation in exchange for which such Common Shares, Options or Convertible Securities, as the case may be, were issued.

         (ii) TREASURY SHARES. The number of Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company.

         2F. COMMON SHARE DIVIDENDS; COMMON SHARE SPLITS; REVERSE COMMON SHARE SPLITS. In case the Company shall (i) pay a dividend on its Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares into a larger number of Common Shares or (iii) combine its outstanding Common Shares into a smaller number of Common Shares, the number of Common Shares for which this Warrant is exercisable and the number of Common Shares for which this Warrant is vested and not yet exercised then in effect shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such dividend, subdivision or combination, and the denominator of which shall be the number of Common Shares outstanding immediately prior to the record date for such dividend, split, or subdivision (or the effective date thereof if no record date is fixed) (the "ADJUSTED WARRANT SHARES"). An adjustment made pursuant to this Section 2F shall become effective immediately after the effective date of such event, retroactive to the record date (or effective date, if no record date is set) for such event. Upon each such adjustment of the number of Common Shares acquirable upon exercise of this Warrant as set forth this Section 2F, the Exercise Price shall be adjusted to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to giving effect to such dividend, split, subdivision or combination by a fraction, the numerator which shall be the number of Common Shares outstanding immediately prior to the record date for such dividend, split, subdivision or combination (or the effective date thereof if no record date is fixed), and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such dividend, split, subdivision or combination.

         2G. NOTICES. Immediately upon any adjustment of the Exercise Price or the number of Common Shares acquirable upon the exercise of this Warrant, the Company shall give written notice thereof to the Warrant Holder.

     Section 3. DEFINITIONS. The following terms have meanings set forth below:

         "ACQUISITION WARRANT" means that certain warrant issued by the Company to the Warrant Holder pursuant to the Purchase Agreement and exercisable upon the purchase of all or substantially all of the outstanding capital stock of the Company by HP or any subsidiary of HP.

         "BOARD" means the combined board of the Supervisory Board and the Management Board of the Company.

         "COMMON SHARES DEEMED OUTSTANDING" means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares deemed to be outstanding pursuant to Sections 2D(i) and 2D(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Shares issuable upon exercise of this Warrant or pursuant to any Nondilutive Event.

         "DATE OF ISSUANCE" means the date first written above.

         "FAIR MARKET VALUE" means the value determined by the Board in good faith. If the Warrant Holder objects to the determination of the Board or if the Board is unable to reach agreement, in each case within a reasonable period of time, such fair market value will be determined by an independent appraiser selected by the Board. If the Warrant Holder objects to the appraiser selected by the Board, the Board and the Warrant Holder shall each select an appraiser, and the two appraisers shall select a third, in which event the Fair Market Value shall be the median of these three appraisers, which appraised value shall be binding on all parties. The fees and expenses of all appraisers hereunder shall be borne equally by the Company and the Warrant Holder.

         "JERICHO AGREEMENT" means the Jericho Co-development Agreement dated September 13, 2000 between HP and the Company.

         "HP" means Hewlett-Packard Company, a Delaware corporation.

         "MARKET PRICE" of any security means the closing trading price of such security on the primary securities exchange on which such security is listed at the time, or, if there has been no sales on any such exchange, the average of the bid and asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the bid and asked prices quoted in the Nasdaq Stock Market as of close of trading, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by Pink Sheets LLC, or any similar successor organization, in each such case as of the business day immediately prior to the date as of which "Market Price" is being determined. If at any other time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board in good faith. If the Warrant Holder objects to the determination of the Board or if the Board is unable to reach agreement, in each case within a reasonable period of time, such Market Price will be determined by an independent appraiser selected by the Board. If Warrant Holder objects to the appraiser selected by the Board, the Board and the Warrant Holder shall each select an appraiser, and the two appraisers shall select a third appraiser, in which event the Market Value shall be the median of these three appraisers, which appraised value shall be binding on all parties. The fees and expenses of all appraisers hereunder shall be borne equally by the Company and the Warrant Holder.

         "OEM AGREEMENT" means the OEM Agreement dated September 13, 2000 between HP and the Company.

         "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "PUBLIC OFFERING" means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SHAREHOLDERS' AGREEMENT" means that certain Shareholders' Agreement dated the date hereof among the Company, Gemini Systems Corporation N.V., Toscal N.V., OZF Ltd., Visionvest Corporation N.V., Walthroup Corporation N.V., S-C Indigo CV, HP and the Warrant Holder.

     Section 4. RESTRICTIONS ON TRANSFER.

         4A. This Warrant and all rights hereunder are not transferable without a prior written consent of the Company, which consent is at the sole discretion of the Company, PROVIDED, that the Warrant Holder may transfer this Warrant and the rights hereunder (i) to any direct or indirect wholly-owned subsidiary of HP (disregarding for the purpose of determining such ownership any capital stock or other interest owned by any other Person for the purpose of complying with the corporate governance laws of any jurisdiction or securities exchange or market or for tax planning purposes) upon providing the Company with a written agreement in which the new Warrant Holder undertakes the original Warrant Holder's obligations under this Warrant or (ii) pursuant to a Drag-Along Sale (as such term is defined in the Shareholders' Agreement).

     Section 5. INVESTMENT REPRESENTATIONS. By acceptance of this Warrant:

         5A. The Warrant Holder hereby represents that this Warrant and any Common Shares issuable hereunder will be acquired for its own account or the account of its permitted assigns hereunder with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the Federal securities laws or any applicable state securities laws.

         5B. The Warrant Holder acknowledges that it is able to bear the economic risk of any investment in this Warrant for an indefinite period of time and that this Warrant is being issued and sold under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available.

         5C. Each certificate for any Common Shares issuable hereunder will be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE SHAREHOLDERS' AGREEMENT, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY."

         5D. The Warrant Holder represents that it has had the opportunity to ask questions and receive answers concerning the Warrant and to obtain whatever information concerning the Company as has been requested by any such Warrant Holder in order to make its investment decision.

         5E. The Warrant Holder represents that (a) it is an accredited investor for purposes of the Securities Act and (b) it is sophisticated in financial matters and is able to evaluate the risks and benefits of any investment in the Warrant.

     Section 6. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrant Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Warrant Holder, will give rise to any liability of such holder for the Exercise Price of Common Shares acquirable by exercise hereof or as a stockholder of the Company.

     Section 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for a new Warrant of like tenor representing the purchase rights hereunder, and such new Warrant will represent the unexpired and unexercised rights formerly represented by this Warrant. The date the Company initially issues this Warrant will be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates will be issued and the new Warrant representing portions of the rights hereunder will be referred to herein as this "WARRANT."

     Section 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrant Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company will (at the Warrant Holder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 9. TERMINATION. In the event of an acquisition of all or substantially all of the Common Shares or assets of the Company by a third party, including without limitation by HP, the Warrant Holder, or any of their affiliates, or any merger, consolidation, reorganization or any other similar type of transaction in which the Company is not the surviving entity and a majority of the voting equity of the surviving entity is not held by holders of Common Shares prior to such transaction, there shall be deliverable upon exercise of this Warrant the same consideration per Common Share as the Warrant Holder would have been entitled to receive as a holder of Common Shares if it had exercised this Warrant in exchange for Common Shares immediately prior to such acquisition or transaction.

     Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given the seventh business day after deposit with the postal service (if mailed), upon delivery (if delivered personally), upon electronic confirmation by the sender of receipt of transmission (if telecopied) or on the second business day after sending by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

     if to the Warrant Holder, to:

                  Hewlett-Packard Company
                  (IF BY MAIL)
                  P.O. Box 15, MS 310
                  Boise, ID 83707

                  (IF BY OTHER THAN MAIL)
                  11311 Chinden Boulevard, MS 310
                  Boise, ID 83714
                  Attention: Neal Martini
                  Telephone: 208-396-7808
                  Telecopy: 208-396-7686

                  with a copy to:

                  Hewlett-Packard Company
                  3000 Hanover Street, MS20-BT
                  Palo Alto, California 94304
                  Attention: Corporate Development Portfolio Manager

                  Telephone: 650-857-1501
                  Telecopy: 650-852-8342;

                  Hewlett-Packard Company
                  3000 Hanover Street, MS20-BQ
                  Palo Alto, California 94304
                  Attention: General Counsel
                  Telephone:  650-857-1501
                  Telecopy: 650-857-4392; and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue
                  Palo Alto, California 94306
                  Attention:  Kenton J. King
                  Telephone:  650-470-4500
                  Telecopy:   650-470-4570

     if to the Company, to:

                  Indigo N.V.
                  5 Limburglaan
                  6221 SH Maastricht
                  The Netherlands
                  Attn.  General Counsel
                  Telephone:   31-43-356-5656
                  Telecopier:  31-43-356-5605;

                  with copies to:

                  Indigo Electronic Printing Systems Ltd.
                  P.O. Box 150
                  Rehovot, Israel 76101
                  Attn.  General Counsel
                  Telephone:   972-8938-1818
                  Telecopier:  972-8938-1333; and

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY 10017
                  Attn.  Dennis J. Friedman, Esq.
                  Telephone:   212-351-3900
                  Telecopier:  212-351-4035

     Section 11. AMENDMENT AND WAIVER. The provisions of this Warrant may not be amended without the written consent of the Warrant Holder and the Company.

     Section 12. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York.

                                       -12

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.


                                          INDIGO N.V.



                                          By: /s/ Benzion Landa
                                             -----------------------------------
                                          Title: Chairman and
                                                 Chief Executive Officer



Attested:



By: /s/ Dan S. Chill
   ----------------------
Date: October 17, 2000

                                                                       EXHIBIT A

                               EXERCISE AGREEMENT

To:  Indigo N.V.

Dated:


     The undersigned, pursuant to the provisions set forth in the attached Warrant Agreement (No. ___), hereby agrees to subscribe for the purchase of ___________ shares of the Common Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

     The undersigned requests that a certificate for such shares be registered in the name of Warrant Holder ________________________________, whose address is ___________________________________________ and that such shares be delivered to
______________________________, whose address is _______________________________
_______________________________________________________________________________.

     If said number of shares is less than all of the Common Shares purchasable under the Warrant, the undersigned requests that a new warrant covering the remaining balance of the Common Shares purchasable under the Warrant be registered in the name of the Warrant Holder, whose address is _________________ _________________________, and that such warrant be delivered to _______________
_________________________, whose address is ____________________________________
_______________________________________________________________________________.



                                          Signature:____________________________

                                          Name:     ____________________________

                                          Address:  ____________________________
                                                    ____________________________
                                                    ____________________________